Exhibit 10.19

FIRST LOAN MODIFICATION AGREEMENT
(MASTER)

THIS FIRST LOAN MODIFICATION AGREEMENT (the “Agreement”) entered into this November 4, 1998, by PARKER & LANCASTER CORPORATION, a Virginia corporation, (the “Borrower”) and SOUTHTRUST BANK, N.A., a national banking association, (the “Lender”).

RECITALS

Pursuant to that loan commitment dated April 22, 1998 (the “Original Commitment”), Lender, on or about May 29, 1998, made a $20,000,000 Revolving Line of Credit loan to Borrower (the “Loan”). Borrower executed a $15,500,000 Promissory Note and a $4,500,000 Promissory Note, both in favor of Lender (collectively the “Note”) and executed other documents, including the Deed of Trust (as described below), in connection with the Loan (the Note and these other documents collectively referred to as the “Loan Documents”).  The parties now wish to modify certain provisions of the Loan Documents as described below. The parties, in exchange for the mutual promises contained in this Agreement, agree as follows:

1.             Modification.  Notwithstanding language in the Note and the other Loan Documents to the contrary, the parties agree that the “October 31, 1998” date appearing in Section 2.1 of the Note is changed to “November 30, 1998”.

2.             Effect of Modification. Except as amended by this Agreement, the provisions of the Note and other Loan Documents are hereby confirmed and shall remain in full force and effect. The executed original of this Agreement shall be attached to the original Note. The parties acknowledge that the Note, as modified by this Agreement, remains secured by that Deed of Trust, Security Agreement and Assignment of Leases (Master), as supplemented by the Supplemental Deed(s) of Trust, if any, executed by Borrower  (collectively the “Deed of Trust”). This Agreement shall not, in any way, constitute a novation of the Loan.

3.             Borrower/Guarantor Representation. The Borrower, and the Guarantors by their signatures below, acknowledge that the Note and other Loan Documents, as amended, represent valid and subsisting obligations of the Borrower and Guarantors, respectively, and that there are no known defenses or offsets against those obligations.

4.             Miscellaneous. No modification of this Agreement shall be binding unless in writing, attached hereto, and signed by the party against whom or which it is sought to be enforced. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns. This Agreement shall be construed in accordance with the laws of North Carolina without giving effect to its conflict of laws principles. All words and phrases in this Agreement shall be construed to include the singular or plural number, and the masculine, feminine, or neuter gender, as the context requires. Each party will execute and deliver all additional documents and do all such other acts as may be reasonably necessary to carry out the provisions and intent of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed, sealed, and delivered this agreement as of the date first above written.

BORROWER:		LENDER:

PARKER & LANCASTER CORPORATION,		SOUTHTRUST BANK, N.A.,
a Virginia corporation		a national banking association

BY:	J. Phillip Harris	BY:	David P. Adams
Title:	Vice President	Vice President

CONSENT/ACKNOWLEDGMENT

The undersigned, guarantors of the Note described above, consent to this Loan Modification Agreement and the additional obligations imposed upon them by this Agreement as guarantors of the Loan. The undersigned agree that this Agreement shall not in any way release them from their obligations or liabilities under that “Guaranty Agreement” dated on or about

May 29, 1998 (the “Guaranty”) executed by them in connection with the other Loan Documents. The undersigned acknowledge that they remain bound under that Guaranty as provided in that document and that the terms of that Guaranty and their respective liability thereunder shall be applicable to the Loan Documents as amended by this Agreement.

IN WITNESS WHEREOF, the undersigned has executed, sealed and delivered this Agreement this November 2, 1998.

J. Russell Parker, III	(SEAL)
J. Russell Parker, III - Guarantor

Barbara H. Parker	(SEAL)
Barbara H. Parker - Guarantor